UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2020

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38597	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A Common Stock, $0.01 par value	AFIN	The Nasdaq Global Select Market
7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	AFINP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 13, 2020, the Board of Directors (the “Board) of American Finance Trust, Inc. (the “Company”) authorized a dividend of one preferred share purchase right (a “Right”), payable on April 23, 2020, for each share of the Company’s Class A common stock, par value $0.01 per share ( “Common Stock”), outstanding on the close of business on April 23, 2020 to the stockholders of record on that date. In connection with the distribution of the Rights, the Company has entered into a Rights Agreement (the “Rights Agreement”), dated as of April 13, 2020, with Computershare Trust Company, N.A., as rights agent. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), of the Company at a price of $35.00 per one one-thousandth of a share of Series B Preferred Stock represented by a Right (the “Purchase Price”), subject to adjustment.

The Rights are in all respects subject to and governed by the provisions of the Rights Agreement. The following description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference. A copy of the Rights Agreement is available free of charge from the Company.

Distribution Date

Initially, the Rights will be attached to all shares of Common Stock, and no separate certificates representing the Rights (“Right Certificates”) will be issued. Until the Distribution Date (as defined below), the Rights will be inseparable from the shares of Common Stock, and Company will issue one Right with each new Share of Common Stock so that all shares of Common Stock will have Rights attached.

On the Distribution Date, the Rights would separate and begin trading separately from the shares of Common Stock. As soon as practicable after the Distribution Date, unless the Rights are recorded in book-entry or another uncertificated form, the Company will prepare and cause the Right Certificates to be delivered to each record holder of shares of Common Stock as of the Distribution Date.

The “Distribution Date” generally means the earlier of:

•	the close of business on the 10th business day after the date a majority of the Board becomes aware (pursuant to a public announcement or otherwise) that a person or entity has become an Acquiring Person (as defined below); and

•	the close of business on the 10th business day (or a later day as may be designated by the Board before any person or entity has become an Acquiring Person) after the date of the commencement of a tender or exchange offer by the person or entity which would, if consummated, result in the person or entity becoming an Acquiring Person.

In addition, on the Distribution Date, proper provision will be made by the Company to provide each holder (other than the Company) of limited partnership units of the Company’s operating partnership, American Finance Operating Partnership, L.P. (the “OP”), designated as “Class A Units” (“OP Units”) with the number of Rights that would have been issued to the holder as if the holder had redeemed all of its OP Units for an equal number of shares of Common Stock pursuant to the terms and conditions of the agreement of limited partnership of the OP immediately prior to the Distribution Date.

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Exercisability

The Rights will not be exercisable until the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase one one-thousandth of a share of Series B Preferred Stock for the Purchase Price. This portion of a share of Series B Preferred Stock will give the holder approximately the same dividend, voting and liquidation rights as a holder one share of Common Stock. Prior to exercising their Rights, holders of Rights, in that capacity have no rights as a stockholder of the Company.

Acquiring Person

An “Acquiring Person” generally means any person or entity that or which, together with its affiliates and associates, is or becomes the Beneficial Owner (as described below) of 4.9% or more of the shares of Common Stock then outstanding, but does not include:

•	the Company or any of its subsidiaries;

•	any employee benefit plan of the Company or any of its subsidiaries or the Company’s advisor, American Finance Advisors, LLC (the “Advisor”);

•	any entity or trustee holding Common Stock for or pursuant to the terms of any plan or for the purpose of funding any plan or other benefits for employees of the Company or of any of its subsidiaries or the Advisor;

•	any passive investor, which generally means any person or entity Beneficially Owning shares of Common Stock without a plan or an intent to seek control of or influence the Company;

•	any person or entity that the Board has permitted to Beneficially Own a specified percentage of 4.9% or more of the Common Stock but only for so long as the person or entity does not acquire, without the prior approval of the Board, Beneficial Ownership of any additional Common Stock above the specified percentage; and

•	any person or entity that would otherwise be deemed an Acquiring Person as of the date of the adoption of the Rights Agreement, but only for so long as the person or entity does not acquire, without the prior approval of the Board, Beneficial Ownership of any additional Common Stock.

The Rights Agreement also provides that the Board may exempt any person or entity from being an Acquiring Person prior to the person or entity becoming an Acquiring Person, subject to the Board’s right to revoke the exemption.

Securities “Beneficial Owned” by a person or entity, together with its affiliates and associates, include:

•	any securities beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	except under limited circumstances, securities with respect which the person or entity, or any of its affiliates or associates, has the right to acquire or vote pursuant to any agreement, arrangement or understanding;

•	any securities which are Beneficially Owned, directly or indirectly, by any other person or entity with which the person or entity, or any of its affiliates or associates, has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of any voting securities of the Company, and which the person or entity, or any of its affiliates or associates, is acting in concert with towards a common goal relating to (i) acquiring, holding, voting or disposing of voting securities of the Company or (ii) changing or influencing the control of the Company; and

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•	any securities which are the subject of, or the reference securities for, or that underlie, any derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of the underlying equity increases.

Consequences of Any Person or Entity Becoming an Acquiring Person

•	Flip In. If any person or entity becomes an Acquiring Person (other than pursuant to a Permitted Offer or a transaction described below under “—Flip Over”), each Right will entitle the holder thereof (other than an Acquiring Person, its affiliates and associates) to purchase at the Purchase Price a number of shares of Common Stock having a market value of twice the Purchase Price. However, these Rights will not be exercisable until the Rights are no longer redeemable by the Company as described below under “—Redemption” and are subject to the Company’s right to exchange described below under “—Exchange.” Depending on the level of the market price of Common Stock as compared to the Purchase Price at the time of exercise, the exercise of these Rights can be more or less dilutive to an Acquiring Person than an exchange.

A “Permitted Offer” is a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms which a majority of the Board has previously determined are fair to the Company’s stockholders and not inadequate and otherwise in the best interests of the Company.

•	Exchange. If any person or entity becomes an Acquiring Person (but before (i) the completion of a transaction described below under “—Flip Over,” or (ii) subject to Maryland law, any Acquiring Person has become the Beneficial Owner of a majority the outstanding shares of Common Stock), the Company, upon the authorization and direction of the Board, may exchange the Rights (other than Rights Beneficially Owned by an Acquiring Person, its affiliates and associates), in whole or in part, for shares of Common Stock on a one-for-one basis.

•	Flip Over. If, after the date a majority of the Board becomes aware (pursuant to a public announcement or otherwise) that a person or entity has become an Acquiring Person, (i) the Company completes a merger or other business combination in which the Company is not the surviving entity or in which the Company is the surviving entity and its Common Stock is exchanged for other securities or assets, or (ii) 50% or more of the Company's assets or Earning Power (as defined in the Rights Agreement) is sold or transferred, each Right will entitle the holder thereof (other than an Acquiring Person, its affiliates and associates) to purchase at the Purchase Price a number of shares of common stock of the acquiring company having a market value of twice the Purchase Price.

Expiration

The Rights will expire on April 12, 2021, unless earlier exercised, exchanged, amended or redeemed.

Redemption

At any time before the earlier of (i) the 10th business day following the date a majority of the Board becomes aware (pursuant to a public announcement or otherwise) that a person or entity has become an Acquiring Person, or (ii) the expiration of the Rights by their terms, the Company, upon the authorization and direction of the Board, may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right. If Continuing Directors no longer comprise a majority of the Board, then, for a period of 180 days, the Rights cannot be redeemed unless there are Continuing Directors and a majority of the Continuing Directors concur with the Board’s decision to redeem the Rights. Immediately upon the action of the Board ordering redemption of the Rights (with, if required, the concurrence of a majority of the Continuing Directors), or at a later time as the Board may establish for the effectiveness of the redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

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The “Continuing Directors” include any current member of the Board and any person subsequently elected to the Board upon recommendation or approval of a majority of those directors (or directors recommended or approved by them), and exclude an Acquiring Person, its affiliates and associates, or any of their respective representatives or nominees.

Amendment

The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that from and after such time as any Person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).

Adjustment

The Purchase Price payable, and the number of shares of Series B Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment in connection with various events from time to time to prevent dilution, including:

•	if the Company declares a dividend on Series B Preferred Stock payable in shares of Series B Preferred Stock or effects a subdivision, combination or reclassification of the shares of Series B Preferred Stock;

•	if the holders of Series B Preferred Stock are granted rights, options or warrants to subscribe for or purchase shares of Series B Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Series B Preferred Stock) or convertible securities at a price less than the then current per share market price of the Series B Preferred Stock; or

•	upon the distribution to all holders of the Series B Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in shares of Series B Preferred Stock) or subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price payable upon exercise of the Rights will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

The number of outstanding Rights and the number of shares of Series B Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the shares of Common Stock occurring, in any such case, prior to the Distribution Date.

Preferred Stock

Each one-thousandth of a share of Series B Preferred Stock will entitle the holder thereof to the same dividends and liquidation rights as if the holder held one Share of Common Stock and will be treated the same as a share of Common Stock in the event of a merger, consolidation or other share exchange.

Anti-Takeover Effects

The Rights may have certain anti-takeover effects. In general terms and subject to certain exceptions, the Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires 4.9% or more of the outstanding shares of Common Stock without the approval of the Board. The Rights, however, should not interfere with any merger or other business combination approved by the Board.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 is incorporated herein by reference.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles Supplementary

In connection with the adoption of the Rights Agreement, the Company will file Articles Supplementary for Series B Preferred Stock with the State Department of Assessments and Taxation of Maryland. See the description set forth under Item 1.01 for a more complete description of the rights and preferences of the Series B Preferred Stock.

A copy of the Articles Supplementary for Series B Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Bylaws

On April 13, 2020, the Board approved and adopted an amendment to the exclusive forum provision in the Company’s bylaws. Prior to the amendment, unless the Company consented in writing, the Circuit Court for Baltimore City, Maryland, or, if that court did not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, was the sole and exclusive forum for (a) any derivative action or proceeding brought on the Company’s behalf, (b) any action asserting a claim of breach of a duty owed by a director, officer or other employee of the Company to the Company or to the Company’s stockholders, (c) any action asserting a claim pursuant to any provision of the Maryland General Corporation Law (the “MGCL”), the Company’s charter or the Company’s bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine. Pursuant to the amendment, clause (a) of the preceding sentence was amended to exclude actions arising under the federal securities laws, and clauses (b) and (c) of the sentence were amended to cover any Internal Corporate Claim (as defined in the MGCL).

The amendment also provides that, unless the Company consents in writing, none of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland and the federal district courts are, to the fullest extent permitted by law, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

The following description of the amendment to the Company’s bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 13, 2020, the Company issued a press release announcing the adoption of the Rights Agreement and related matters. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Articles Supplementary for Series B Preferred Stock.

Exhibit 3.2	Amendment to Fourth Amended and Restated Bylaws of American Finance Trust, Inc.

Exhibit 4.1	Rights Agreement, dated April 13, 2020, between American Finance Trust, Inc. and Computershare Trust Company, N.A., as Rights Agent.

Exhibit 99.1	Press Release dated April 13, 2020.

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2020	AMERICAN FINANCE TRUST, INC.

	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President (Principal Executive Officer)

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